                                EXHIBIT (8)(b)(2)

                                AMENDMENT TO WRL
                             PARTICIPATION AGREEMENT

                               AMENDMENT NO. 15 TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                             WRL SERIES FUND, INC.,
                           PFL LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                   PEOPLES BENEFIT LIFE INSURANCE COMPANY AND
                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

     Amendment No. 15 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), PFL Life Insurance Company ("PFL"), AUSA Life Insurance Company, Inc. ("AUSA"), Peoples Benefit Life Insurance Company ("Peoples") and Transamerica Occidental Life Insurance Company ("Transamerica") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, PFL has established the Separate Account VA F, a separate account for purposes of selling a variable annuity product funded by WRL Series Fund, Inc.

     WHEREAS, PFL will offer the ARK Select Variable Annuity.

     NOW, THEREFORE, IT IS HEREBY AGREED that PFL, through its separate account, Separate Account VA F, and its ARK Select Variable Annuity, is authorized to acquire shares issued by WRL Series Fund, Inc., subject to the terms and conditions of the Participation Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of September 1, 2000.

PFL LIFE INSURANCE COMPANY                   WRL SERIES FUND, INC.
By its authorized officer                    By its authorized officer

By:      /s/ Larry N. Norman                 By:      /s/ John K. Carter
   -------------------------------------        --------------------------------
   Larry N. Norman                              John K. Carter
   Title:  President                            Title: Vice President, Secretary
                                                       and Counsel

AUSA LIFE INSURANCE                          PEOPLES BENEFIT LIFE
COMPANY, INC.                                INSURANCE COMPANY
By its authorized officer                    By its authorized officer

By:      /s/ William L. Busler               By:      /s/ Larry N. Norman
   -------------------------------------        --------------------------------
   William L. Busler                            Larry N. Norman
   Title:  Vice President                       Title:  Vice President

TRANSAMERICA OCCIDENTAL  LIFE
INSURANCE COMPANY
By its authorized officer

By:      /s/ Priscilla I. Hechler
   -------------------------------------
   Priscilla I. Hechler
   Title:  Assistant Vice President and Assistant Secretary

                               AMENDED SCHEDULE A

                           Effective September 1, 2000
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

Accounts:         PFL Endeavor Variable Annuity Account
                  PFL Endeavor Platinum Variable Annuity Account
                  AUSA Endeavor Variable Annuity Account
                  Mutual Fund Account
                  PFL Life Variable Annuity Account A
                  PFL Life Variable Annuity Account C
                  PFL Life Variable Annuity Account D
                  PFL Retirement Builder Variable Annuity Account
                  AUSA Life Insurance Company, Inc. Separate Account C
                  Peoples Benefit Life Insurance Company Separate Account V
                  Legacy Builder Variable Life Separate Account
                  AUSA Series Life Account
                  Transamerica Occidental Life Separate Account VUL-3
                  PFL Life Variable Annuity Account E
                  Separate Account VA F

Policies:         PFL Endeavor Variable Annuity
                  PFL Endeavor Platinum Variable Annuity
                  AUSA Endeavor Variable Annuity
                  Atlas Portfolio Builder Variable Annuity
                  Extra Variable Annuity
                  Access Variable Annuity
                  Retirement Income Builder II Variable Annuity
                  AUSA & Peoples - Advisor's Edge Variable Annuity
                  Peoples - Advisor's Edge Select Variable Annuity
                  Legacy Builder II
                  Legacy Builder Plus
                  AUSA Financial Freedom Builder
                  Transamerica Elite
                  Privilege Select Variable Annuity
                  ARK Select Variable Annuity

Portfolios:       WRL Series Fund, Inc.
                           WRL Janus Growth
                           WRL AEGON Bond
                           WRL. J.P. Morgan Money Market
                           WRL Janus Global
                           WRL LKCM Strategic Total Return
                           WRL VKAM Emerging Growth

                  WRL Series Fund, Inc.
                           WRL Alger Aggressive Growth
                           WRL AEGON Balanced
                           WRL Federated Growth & Income
                           WRL C.A.S.E. Growth
                           WRL NWQ Value Equity
                           WRL GE International Equity
                           WRL GE U.S. Equity
                           WRL J.P. Morgan Real Estate Securities
                           WRL T. Rowe Price Dividend Growth
                           WRL T. Rowe Price Small Cap
                           WRL Goldman Sachs Growth
                           WRL Goldman Sachs Small Cap
                           WRL Pilgrim Baxter Mid Cap Growth
                           WRL Salomon All Cap
                           WRL Dreyfus Mid Cap
                           WRL Third Avenue Value
                           WRL Dean Asset Allocation
                           WRL Great Companies - America(SM)
                           WRL Great Companies - Technology(SM)
                           WRL Value Line Aggressive Growth
                           WRL Gabelli Growth
                           WRL Great Companies - Global2